EXHIBIT 99.1

Genevant Sciences and Arbutus Biopharma Announce $2.25 Billion Global Settlement With Moderna

  Moderna to pay Genevant and Arbutus $950 million upfront and an additional $1.3 billion contingent upon a favorable resolution of Moderna’s Section 1498 appeal
  If the $1.3 billion payment is realized, this settlement will be the largest disclosed patent settlement paid in the pharmaceutical industry and the second largest in any industry
  Settlement holds Moderna accountable for infringement and provides for the court to enter judgment of no invalidity on the four Genevant/Arbutus patents asserted in the case
  Genevant grants Moderna a global non-exclusive license to its LNP delivery technology for SM-102-containing mRNA vaccines for infectious disease and a covenant not to sue for certain Genevant/Arbutus patents and Moderna products, ending all patent-infringement litigation against Moderna arising from its unauthorized use of the technology in its COVID-19 vaccines
  Pfizer/BioNTech litigation is ongoing in the United States following a favorable Markman ruling issued in September 2025; Comirnaty sales represent ~2/3 of global COVID-mRNA vaccine sales to date
  Arbutus announces that it is currently evaluating a return of capital to shareholders for the third quarter of calendar year 2026, in conjunction with the upfront payment
  Roivant will host an investor call to discuss these updates today, March 3, 2026, at 4:45 p.m. ET

BASEL, Switzerland and VANCOUVER, British Columbia, March 03, 2026 (GLOBE NEWSWIRE) -- Genevant Sciences, a leading nucleic acid delivery company with world-class platforms and a robust lipid nanoparticle (LNP) patent portfolio and a subsidiary of Roivant Sciences Ltd. (Nasdaq: ROIV), and Arbutus Biopharma Corporation (Nasdaq: ABUS), a clinical-stage biopharmaceutical company focused on infectious disease, today announced that they have entered into a $2.25 billion global settlement with Moderna, Inc. to resolve all U.S. and international enforcement actions involving Moderna’s unauthorized use of Genevant’s and Arbutus’ LNP delivery technology in its COVID-19 vaccines, including Spikevax®.

As part of the settlement, Moderna will pay Genevant and Arbutus $950 million upfront in July 2026 and an additional $1.3 billion contingent upon an appellate ruling that 28 U.S.C. § 1498 (Section 1498) does not bar Genevant’s and Arbutus’ claims against Moderna for patent infringement, except as to doses characterized by the district court as having gone to U.S. government employees. In asserting that defense, Moderna argued that Section 1498 applies such that U.S. taxpayers should assume liability for its infringement of Genevant’s and Arbutus’ patents for sales made under one of its government contracts. Moderna has also consented to entry of a judgment of infringement and of no invalidity of four Genevant/Arbutus patents. Additionally, as a part of this settlement, Genevant has agreed to grant Moderna a global non-exclusive license to LNP delivery technology for infectious disease applications and a covenant not to sue for certain Genevant/Arbutus patents and Moderna products. For more information about the terms and conditions of the settlement with Moderna, including the contingent payment, please refer to Arbutus’ Current Report on Form 8-K filed with the SEC on March 3, 2026.

“We are pleased with this settlement, which allows us to put this lengthy dispute behind us and remain focused on our mission to leverage our world-class nucleic acid delivery systems to bring innovative medicines to people who need them,” said James Heyes, CEO of Genevant Sciences. “At the same time, it is enormously gratifying for the Genevant team to, at long last, be recognized for our pivotal contribution to restoring normalcy around the world in the face of a once-in-a-lifetime pandemic.”

“Nobel laureates, industry executives, and prominent researchers have long recognized that Arbutus scientists changed the drug development landscape when they invented LNP delivery technology, enabling nucleic acids including mRNA to be used for medicines and opening a new world of possibilities,” said Lindsay Androski, President and Chief Executive Officer of Arbutus. “Today, Moderna has finally acknowledged the same. This is a transformative outcome for Arbutus as a company, but more importantly, it is a long-overdue recognition that the COVID-19 vaccines would never have made it to the world without the seminal work of Ian MacLachlan, Ed Yaworski, Lloyd Jeffs, Kieu Lam, Lorne Palmer, and Cory Giesbrecht. Today, above all else, we celebrate – and in the case of Cory, remember – them.”

Investor Conference Call Information

Roivant will host a live conference call and webcast at 4:45 p.m. ET on Tuesday, March 3, 2026, to discuss Genevant’s and Arbutus’ $2.25 billion global settlement with Moderna. To access the conference call by phone, please register online using this registration link. The presentation and webcast details will also be available under “Events & Presentations” in the Investors section of the Roivant website at https://investor.roivant.com/news-events/events. The archived webcast will be available on Roivant’s website after the conference call.

About Genevant Sciences

Genevant Sciences, a subsidiary of Roivant, is a leading nucleic acid delivery company with world-class platforms, a robust lipid nanoparticle (LNP) patent portfolio, and decades of experience and expertise in nucleic acid drug delivery and development. Genevant’s scientists have pioneered LNP delivery of nucleic acids for over 20 years, and Genevant’s LNP platform, which has been studied across more than a dozen discrete product candidates and is the delivery technology behind the first and only approved systemic RNA-LNP product (patisiran), enables a wide array of RNA-based applications, including vaccines, therapeutic protein production, and gene editing. For more information, please visit www.genevant.com.

About Arbutus

Arbutus Biopharma Corporation (Nasdaq: ABUS) is a clinical-stage biopharmaceutical company focused on infectious disease. The company is currently developing imdusiran (AB-729) and an oral PD-L1 inhibitor (AB-101) for the treatment of chronic hepatitis B (cHBV) infection. Arbutus is also consulting closely with and supporting its exclusive licensee, Genevant Sciences, to protect and defend its intellectual property, which is the subject of an on-going lawsuit against Pfizer/BioNTech for use of Arbutus’ patented LNP technology in their COVID-19 vaccines. For more information, visit www.arbutusbio.com.

About Roivant

Roivant (Nasdaq: ROIV) is a biopharmaceutical company that aims to improve the lives of patients by accelerating the development and commercialization of medicines that matter. Roivant’s pipeline includes brepocitinib, a potent small molecule inhibitor of TYK2 and JAK1 in development for the treatment of dermatomyositis, non-infectious uveitis and cutaneous sarcoidosis; IMVT-1402 and batoclimab, fully human monoclonal antibodies targeting FcRn in development across several IgG-mediated autoimmune indications; and mosliciguat, an inhaled sGC activator in development for pulmonary hypertension associated with interstitial lung disease. We advance our pipeline by creating nimble subsidiaries or “Vants” to develop and commercialize our medicines and technologies. Beyond therapeutics, Roivant also incubates discovery-stage companies and health technology startups complementary to its biopharmaceutical business. For more information, visit www.roivant.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, forward-looking statements). Forward-looking statements in this press release include, but are not limited to, statements about Arbutus’ plans with respect to ongoing patent litigation matters, including the expected timing thereof and the settlement of the Moderna litigation, and Arbutus’ evaluation of a potential return of capital to its shareholders.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things, the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause Arbutus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: uncertainties associated with litigation generally and patent litigation specifically; economic and market conditions may worsen; and risks related to the sufficiency of Arbutus’ cash resources for its foreseeable and unforeseeable operating expenses and capital expenditures.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus’ Annual Report on Form 10-K, Arbutus’ Quarterly Reports on Form 10-Q and Arbutus’ continuous and periodic disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Arbutus Biopharma Corporation
ir@arbutusbio.com